SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006

Xcel Energy

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On Aug. 23, 2006, Southwestern Public Service Company (SPS), a wholly owned subsidiary of Xcel Energy, Inc., entered into an unsecured interim credit agreement with Citibank, N.A., Barclays Bank PLC, Keybank National Association and Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch that provides for loans in an aggregate principal amount not exceeding $350,000,000.  The term of the credit agreement will expire on Nov. 1, 2006 and any borrowings under the credit agreement will mature and be due on Dec. 29, 2006.  The credit agreement is intended to make available bridge financing to help fund, if necessary, maturing long-term debt at SPS.  The commitments under the credit agreement can be reduced in certain circumstances, including if new long-term debt is issued to refinance the maturing long-term debt.  There currently are no borrowings outstanding under the credit agreement.

The credit agreement permits borrowings at interest rates equal to the Eurodollar rate, plus a margin of 0.30 percent to 0.85 percent, or an alternate base rate. The credit agreement also provides for a commitment fee that ranges from 0.05 percent to 0.15 percent. Interest rates and commitment fees are based on SPS’ then-current senior unsecured credit ratings.  Advances under the credit agreement are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or unmatured default.  Advances must be used to refinance maturing long-term indebtedness.

The credit agreement has one financial covenant, requiring that the debt to total capitalization ratio be less than or equal to 65 percent. The credit agreement also contains covenants, which restrict SPS in respect of, among other things, mergers and consolidations, sales of certain assets, incurrence of liens and transactions with affiliates. The credit agreement is subject to acceleration upon the occurrence of any default, including acceleration of indebtedness of $50 million or more in the aggregate, change of control (as defined in the credit agreement), nonpayment of judgments in excess of $50 million, and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.

For further information regarding the terms of the credit agreement, see the credit agreement, which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01

$350,000,000 Credit Agreement among Southwestern Public Service Company, as Borrower, the several lenders from time to time parties hereto, Barclays Bank PLC and Keybank National Association, as Documentation Agents, and CITIBANK, N.A., as Administrative Agent, dated as of August 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

August 24, 2006